Filed pursuant to Rule 424(b)(5)
File No. 333-262239

PROSPECTUS SUPPLEMENT

(To prospectus dated January 28, 2022)

Vincerx Pharma, Inc.

6,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 16,000,000 Shares of Common Stock

Warrants to Purchase up to 22,000,000 Shares of Common Stock

We are offering 6,000,000 shares of our common stock, $0.0001 par value per share (“Common Stock”), pre-funded warrants to purchase up to 16,000,000 shares of Common Stock, which we refer to herein as the “pre-funded warrants,” and warrants to purchase up to 22,000,000 shares of Common Stock. Each share of Common Stock is being offered and sold together with an accompanying warrant, which we refer to herein as the “common warrants,” to purchase one share of Common Stock at a combined offering price of $0.75, and each pre-funded warrant is being offered and sold together with an accompanying common warrant to purchase one share of Common Stock at a combined offering price of $0.7499, which is equal to the combined offering price per share of Common Stock and accompanying common warrant less the $0.0001 exercise price of each pre-funded warrant. The shares of Common Stock and the accompanying common warrants, and the pre-funded warrants and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offer of the shares of our Common Stock issuable upon the exercise of such pre-funded warrants and common warrants. Our Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VINC.” On April 25, 2024, the last reported sale price of our Common Stock as reported on Nasdaq was $0.8967 per share. We do not intend to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$0.750	$0.7499	$16,498,400
Underwriting discounts and commissions(1)	$0.045	$0.0450	$990,000
Proceeds, before expenses, to VINC	$0.705	$0.7049	$15,508,400

(1)	See “Underwriting” for a description of the compensation payable to the underwriter, including reimbursable expenses.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the securities offered hereby against payment on or about April 30, 2024.

Sole Bookrunning Manager

Leerink Partners

The date of this prospectus supplement is April 25, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock, pre-funded warrants and common warrants. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references to “Vincerx Pharma,” “Vincerx,” “we,” “us,” “our,” “our Company,” “the Company” and “our business” refer to Vincerx Pharma, Inc. (f/k/a Vincera Pharma, Inc. f/k/a LifeSci Acquisition Corp.) and its consolidated subsidiaries.

This prospectus supplement describes the terms of this offering of shares of Common Stock, pre-funded warrants and common warrants and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Leerink Partners LLC (“Leerink Partners”) has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

FREQUENTLY USED TERMS

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Vincerx,” “we,” “us,” “our” and similar terms refer to Vincerx Pharma, Inc. (f/k/a Vincera Pharma, Inc. f/k/a LifeSci Acquisition Corp.) and its consolidated subsidiaries. References to “LSAC” refer to our predecessor company prior to the consummation of the Business Combination.

•	“2020 Incentive Plan” means the Vincerx Pharma, Inc. 2020 Stock Incentive Plan.

•	“Bayer License Agreement” means that certain License Agreement, dated October 7, 2020, by and among Vincera Pharma, Bayer Aktiengesellschaft and Bayer Intellectual Property GmbH.

•	“Business Combination” means the Merger and the other transactions described in the Merger Agreement.

•

“Earnout Shares” means certain rights to our Common Stock after the closing of the Business Combination that Legacy Vincera Pharma stockholders may be entitled to receive pursuant to the Merger Agreement.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“IRS” means the Internal Revenue Service.

•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

•	“LSAC” means LifeSci Acquisition Corp., our predecessor company.

•	“Legacy Vincera Pharma” means Vincera Pharma, Inc. prior to the closing of the Business Combination, which changed its name to VNRX Corp. following the Business Combination.

•	“Legacy Vincera Pharma stockholders” means the stockholders of Legacy Vincera Pharma immediately prior to the Business Combination.

•

“Merger” means the merger of Merger Sub with and into Legacy Vincera Pharma, with Legacy Vincera Pharma surviving as the surviving company and as a wholly-owned subsidiary of LSAC, which occurred on December 23, 2020.

•

“Merger Agreement” means that certain Merger Agreement, dated September 25, 2020, by and among LSAC, Merger Sub, Legacy Vincera Pharma and Raquel E. Izumi, as the representative of the stockholders of Legacy Vincera Pharma.

•	“Merger Sub” means LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAC.

•

“private warrants” means the warrants issued simultaneously with the closing of the initial public offering of LSAC in a private placement to LifeSci Holdings LLC and Rosedale Park, LLC and the warrants issued pursuant to Section 8.6 of the Merger Agreement.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a clinical-stage biopharmaceutical company focused on leveraging our extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Our current pipeline is entirely derived from the Bayer License Agreement, pursuant to which we have been granted an exclusive, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense, and distribute (i) a versatile and adaptable bioconjugation platform, now referred to as the VersAptx Platform, including next-generation ADCs VIP943 and VIP924, and small molecule drug conjugate VIP236, and (ii) enitociclib, a P-TEFb/CDK9 inhibitor in a Phase 1 NIH-sponsored trial. We intend to use these product candidates to treat various cancers in a patient-specific, targeted approach and believe these product candidates are differentiated from current programs targeting similar cancer biology and, if approved, may improve clinical outcomes of patients with cancer. From a clinical development perspective, VIP943 and VIP236 are in Phase 1 dose-escalation studies. We anticipate releasing additional preliminary data in the second half of 2024 and late Summer 2024, respectively.

Recent Developments

We had cash and cash equivalents on hand of approximately $5.1 million as of March 31, 2024 and $6.6 million as of April 15, 2024. From April 9, 2024 through April 12, 2024, we issued an aggregate of 2,120,849 shares of Common Stock pursuant to our Sales Agreement, dated March 29, 2024 (the “ATM Agreement”), with Leerink Partners, as agent (in such capacity, the “Sales Agent”), providing for sale of shares of our Common Stock having an aggregate offering price of up to $50.0 million in at-the-market offerings, resulting in net proceeds of approximately $2.4 million after paying commissions to the Sales Agent of approximately $0.1 million. As of April 15, 2024, approximately $47.5 million remained available under the ATM Agreement.

We have not completed preparation of our financial statements for the quarter ended March 31, 2024. The preliminary, unaudited cash and cash equivalents provided above is based on current expectations and is subject to adjustment. Actual results may differ materially from those disclosed herein.

Background

Our company was originally known as LifeSci Acquisition Corp. On December 23, 2020, LSAC consummated the Business Combination with Legacy Vincera Pharma pursuant to the Merger Agreement. In connection with the closing of the Business Combination, LSAC changed its name to Vincera Pharma, Inc. and subsequently to Vincerx Pharma, Inc. Immediately prior to the effective time of the Merger, each share of Legacy Vincera Pharma common stock was canceled, and the Legacy Vincera Pharma stockholders received (i) 0.570895 of a share of our Common Stock, for each share of Legacy Vincera Pharma common stock held by them immediately prior to the effective time of the Merger and (ii) certain rights to Earnout Shares after the closing of the Business Combination. The Legacy Vincera Pharma stockholders are entitled to receive Earnout Shares if the daily volume-weighted average price of our Common Stock equals or exceeds certain specified prices for any 20 trading days within any 30 trading-day period following the closing of the Business Combination, as provided in the Merger Agreement. A total of 90.6% (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Legacy Vincera Pharma stockholders on a pro-rata basis based on the percentage of the number of shares of Legacy Vincera Pharma common stock owned by them immediately prior to the closing of the Business Combination, and the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Legacy Vincera Pharma stockholders but in lieu thereof the number of authorized shares available for issuance under our 2020 Incentive Plan shall be automatically increased by an equivalent number of shares of our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “VINC.”

Corporate Information

LSAC was incorporated in the State of Delaware in December 2018 as a special purpose acquisition company. In December 2020, its wholly-owned subsidiary merged with and into Legacy Vincera Pharma, with Legacy Vincera Pharma surviving the merger as a wholly-owned subsidiary of LSAC and changing its name to VNRX Corp. In connection with the Business Combination, we changed our name to Vincera Pharma, Inc., and subsequently to Vincerx Pharma, Inc. Our principal executive offices are located at 260 Sheridan Avenue, Suite 400, Palo Alto, California 94306. Our telephone number is (650) 800-6676. Our website address is www.vincerx.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will cease to be an emerging growth company on the date that is the earliest of (a) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (b) December 31, 2025, the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years, or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Additionally, we are a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

Common Stock offered by us	6,000,000 shares. Each share of our Common Stock is being sold together with a common warrant to purchase one share of Common Stock at a combined offering price of $0.75.

Pre-funded warrants offered by us	16,000,000 shares. Each pre-funded warrant is being offered and sold together with an accompanying common warrant to purchase one share of Common Stock at a combined offering price of $0.7499. Each pre-funded warrant has an exercise price per share equal to $0.0001, is exercisable from the date of issuance and will expire on the date the warrant is exercised in full, subject to an ownership limitation. See “Description of Warrants—Pre-Funded Warrants.”

Common warrants offered by us	The shares of Common Stock and pre-funded warrants offered by us will be accompanied by common warrants to purchase an aggregate of up to 22,000,000 shares of our Common Stock. Each share of Common Stock and each pre-funded warrant to purchase one share of Common Stock is being sold together with a common warrant to purchase one share of Common Stock. The exercise price of each common warrant equals $1.00 per one share of Common Stock. Each common warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation, and will expire on the five-year anniversary of the date of issuance, or April 30, 2029. The shares of Common Stock or the pre-funded warrants, as the case may be, and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. See “Description of Warrants—Common Warrants.”

Common Stock to be outstanding after the offering	27,407,510 shares, assuming no exercise of any pre-funded warrants or common warrants issued in this offering.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $14.9 million.

We currently intend to use the net proceeds from this offering for general corporate purposes, including advancing our pipeline through preclinical studies, clinical trials and regulatory submissions. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol for Common Stock	“VINC”

The number of shares of Common Stock that will be outstanding after this offering is based on 21,407,510 shares of Common Stock outstanding as of December 31, 2023, and excludes as of that date any shares underlying the pre-funded warrants and common warrants as well as:

•	5,600,152 shares available for future issuance under our 2020 Incentive Plan;

•	241,484 shares available for future issuance under our 2021 Employee Stock Purchase Plan;

•	3,295,000 shares issuable upon the exercise of outstanding private warrants to purchase Common Stock, with an exercise price of $11.50 per share; and

•	up to 6,000,000 shares of Common Stock that may be issuable as Earnout Shares.

Also excluded are 2,120,849 shares of Common Stock that were issued from April 9, 2024 through April 12, 2024 pursuant to the ATM Agreement. In addition, the foregoing does not include up to $47.5 million of our Common Stock available for sale as of April 15, 2024 pursuant to the ATM Agreement.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be revised, supplemented or superseded from time to time by other reports we file with the SEC, including by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

If you purchase our securities in this offering, you will suffer immediate and substantial dilution in this offering.

The Common Stock, pre-funded warrants and common warrants sold in this offering will experience immediate dilution in the net tangible book value per share of Common Stock because the price per share of Common Stock or value of our pre-funded warrants and common warrants in this offering upon exercise of such warrants are substantially higher than the net tangible book value per share of our Common Stock outstanding immediately after this offering. Our net tangible book value as of December 31, 2023, was approximately $11.2 million, or $0.52 per share. Based on the public offering price of $0.75 per share of Common Stock and pre-funded warrant (rounded for purposes of the pre-funded warrants), and accompanying common warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2023 would have been approximately $26.1 million, or approximately $0.60 per share of our Common Stock. As a result, if you purchase securities in this offering, you would suffer immediate and substantial dilution of $0.15 per share with respect to the net tangible book value of the Common Stock and pre-funded warrant, and accompanying common warrant. See “Dilution” on page S-15 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity issuances.

In order to raise additional capital, we may at any time, offer additional shares of our Common Stock or other securities convertible into, exercisable or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive. If we obtain further funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely also have rights senior to your rights as a holder of Common Stock, which could impair the value of our Common Stock.

Sales of a significant number of shares of our Common Stock or securities convertible into Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock or securities convertible into Common Stock, such as warrants, in the public market or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or securities convertible into Common Stock would have on the market price of our Common Stock. In addition, the sale of substantial amounts of our Common Stock or securities convertible into Common Stock could adversely impact the price of Common Stock.

As of December 31, 2023, we had outstanding (a) 21,407,510 shares of our Common Stock, (b) 5,219,134 shares of Common Stock subject to stock options granted under the 2020 Incentive Plan at a weighted-average exercise price of $8.74 per share, (b) 381,018 shares available for future issuance under our 2020 Incentive Plan, (d) 3,295,000 shares issuable upon the exercise of outstanding private warrants to purchase Common Stock, with an exercise price of $11.50 per share and (e) up to 6,000,000 shares of Common Stock that may be issuable as Earnout Shares. In addition, pursuant to the ATM Agreement, 2,120,849 shares of Common Stock were issued from April 9, 2024 through April 12, 2024, and up to $47.5 million of our Common Stock remained available for sale as of April 15, 2024. The sale or the availability for sale of a large number of shares of our Common Stock in the public market could cause the price of our Common Stock to decline.

We, along with our directors and executive officers, have agreed that for a period of 90 days after the date of this prospectus supplement, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our Common Stock or securities convertible into or exchangeable or exercisable for any shares of our Common Stock. As of December 31, 2023, our directors and executive officers as a group beneficially owned approximately 23.3% of our outstanding Common Stock. Sales of stock by any of our directors and executive officers could have a material adverse effect on the trading price of our Common Stock.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations, and could spend these funds in ways that do not improve our results of operations or enhance the value of our Common Stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our product candidates. You will not have the opportunity to influence our decisions on how to use our cash and cash equivalents, including the net proceeds from this offering. Pending their use to fund our operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for the foreseeable future.

There is no public market for the pre-funded warrants and common warrants being offered in this offering.

There is no public trading market for the pre-funded warrants and common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and common warrants will be limited.

Holders of pre-funded warrants and common warrants purchased in this offering will have no rights as holders of Common Stock until such holders exercise their pre-funded warrants and common warrants and acquire our Common Stock.

Until holders of pre-funded warrants and common warrants acquire shares of our Common Stock upon exercise of the pre-funded warrants and common warrants, as applicable, holders of pre-funded warrants and common warrants will have no rights with respect to the shares of our Common Stock underlying such pre-funded warrants and common warrants, as applicable. Upon exercise of the pre-funded warrants and common warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants and common warrants are speculative in nature.

The pre-funded warrants and common warrants merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, (i) holders of the pre-funded warrants may exercise their right to acquire the Common Stock and pay an exercise price of $0.0001 per share and (ii) holders of common warrants may exercise their right to acquire the Common Stock and pay an exercise price of $1.00 per share of Common Stock, or 100% of the combined public offering price per share of our Common Stock and accompanying common warrant. Moreover, following this offering, the market value of the pre-funded warrants and common warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants and common warrants will equal or exceed their public offering price.

Furthermore, each pre-funded warrant will expire once exercised in full and each common warrant will expire five years from its initial exercise date. In the event that our Common Stock price does not exceed the exercise price of the pre-funded warrants or common warrants during the period when the pre-funded warrants and the common warrants are exercisable, as applicable, such pre-funded warrants or common warrants may not have any value.

Significant holders or beneficial holders of our Common Stock may not be permitted to exercise pre-funded warrants or common warrants that they hold.

A holder of a pre-funded warrant or common warrant will not be entitled to exercise any portion of any pre-funded warrant or common warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% (or 4.99% in the case of the common warrants) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% (or 4.99% in the case of the common warrants) of the combined voting power of all of our capital stock then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants or common warrants, as applicable, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99% (or 9.99% in the case of the common warrants). As a result, you may not be able to exercise your pre-funded warrants or common warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such circumstances, you could seek to sell your pre-funded warrants or common warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants or common warrants.

Risks Related to Operating as a Public Company

If we are not able to maintain compliance with the continued listing requirements of Nasdaq, our Common Stock may be delisted, which could negatively impact the liquidity and price of our Common Stock, our ability to access the capital markets, and the confidence of investors and others.

On September 14, 2023, we received written notice from The Nasdaq Stock Market LLC that the closing bid price of our Common Stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. On January 12, 2024, we received written notice from The Nasdaq Stock Market LLC that we had regained compliance with the minimum bid price requirement. However, there can be no assurance that we will be able to continue to maintain compliance with the Nasdaq continued listing requirements, and if we fail to do so and The Nasdaq Stock Market LLC delists our Common Stock, we could face material adverse consequences, including.

•	limited availability of market quotations and decreased liquidity for our Common Stock, resulting in a decline in the trading price of our Common Stock;

•	adverse impact on the ability of stockholders to sell our Common Stock;

•	limited news and analyst coverage and negative publicity; and

•	decreased ability to raise capital and potential loss of confidence by investors, suppliers, customers, collaborators, and employees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement and the accompanying prospectus, including without limitation, statements regarding the following, are forward-looking statements:

•	our future financial and business performance;

•	strategic plans for our business and product candidates;

•	the attributes of, and our ability to develop or commercialize, our product candidates;

•	the strength of our pipeline, product candidates, VersAptx platform, and management team;

•	the expected results and timing of clinical trials and nonclinical studies;

•	our ability to comply with the terms of the Bayer License Agreement;

•	our future capital requirements and sufficiency of available cash, including our expected cash runway, timing of those requirements, and sources and uses of cash;

•	our ability to obtain funding for our operations and continue as a going concern;

•	our expected use of proceeds from this offering and our existing cash and cash equivalents;

•	developments and expectations relating to our competitors and industry;

•	our expectations regarding our ability to obtain, develop, and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to retain key scientific or management personnel;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our business, expansion plans, and opportunities; and

•	changes in applicable laws or regulations.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “forecast,” “goal” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “seeks,” “suggest,” “scheduled,” “target,” or “will,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus supplement and the accompanying prospectus contain forward-looking statements that reflect our plans and strategy for our business and related financing. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements.

These statements are subject to known and unknown risks, uncertainties, and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	risks associated with preclinical or clinical development and trials, including clinical trials conducted prior to our in-licensing;

•	risks related to the rollout of our business and the timing of expected business and product development milestones;

•	changes in the assumptions underlying our expectations regarding our future business or business model;

•	our ability to develop, manufacture, and commercialize product candidates;

•	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

•	changes in applicable laws or regulations, including the impact of the Inflation Reduction Act of 2022 and potential legislation restricting the use of foreign third-party service providers;

•	the impact of natural disasters, including climate change, and the impact of health pandemics and epidemics on our business;

•	the size and growth potential of the markets for our products, and our ability to compete in those markets;

•	market acceptance of our planned products;

•	the effects of other economic, business, or competitive factors, including the impact of inflation and the wars in Ukraine and Israel; and

•	other risks and uncertainties set forth in this prospectus supplement in the section entitled “Risk Factors.”

Given these and other risks and uncertainties described in this prospectus supplement and the accompanying prospectus, you should not place undue reliance on these forward-looking statements.

Forward-looking statements speak only as of the date of this report. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

These factors should be read in conjunction with the other factors described under the heading “Risk Factors” in this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, in the context of these risks and uncertainties.

You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity, and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares of our Common Stock, pre-funded warrants and accompanying common warrants in this offering, excluding the proceeds, if any, from the exercise of the pre-funded warrants and common warrants and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $14.9 million. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We currently intend to use the net proceeds from this offering for general corporate purposes, including advancing our pipeline through preclinical studies, clinical trials and regulatory submissions.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, short-term interest-bearing instruments.

DILUTION

If you purchase shares of our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of Common Stock or pre-funded warrant and, in each case, the accompanying common warrant in this offering and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of shares of Common Stock outstanding. Dilution represents the difference between the portion of the amount per share paid by purchasers of securities in this offering and the as adjusted net tangible book value per share of Common Stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2023 was approximately $11.2 million, or $0.52 per share.

After giving effect to the sale of (i) 6,000,000 shares of our Common Stock and accompanying common warrants and (ii) 16,000,000 pre-funded warrants to purchase and accompanying common warrants, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been $26.1 million, or $0.60 per share of Common Stock. This represents an immediate increase in the as adjusted net tangible book value of $0.08 per share to our existing stockholders and an immediate dilution of $0.15 per share to investors purchasing our securities in this offering. The following table illustrates this per share dilution (rounded for purposes of the pre-funded warrants):

Public offering price per share of Common Stock and pre-funded warrant, and accompanying common warrant		$0.75
Net tangible book value per share as of December 31, 2023	$0.52
Increase in net tangible book value per share attributable to new investors in offering	0.08

As adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering		0.60

Dilution per share of Common Stock and pre-funded warrant, and accompanying common warrant to new investors in this offering		$0.15

Assuming all of the common warrants accompanying the Common Stock and pre-funded warrants are exercised for shares of Common Stock, the as adjusted net tangible book value per share of our Common Stock after giving effect to this offering would be $0.97 per share, and the increase in net tangible book value per share to investors purchasing our securities in this offering would be $0.22 per share.

The number of Common Stock that will be outstanding after this offering is based on 21,407,510 shares of Common Stock outstanding as of December 31, 2023, and excludes as of such date any shares underlying the pre-funded warrants and common warrants as well as:

•	5,600,152 shares available for future issuance under our 2020 Incentive Plan;

•	241,484 shares available for future issuance under our 2021 Employee Stock Purchase Plan;

•	3,295,000 shares issuable upon the exercise of outstanding private warrants to purchase Common Stock, with an exercise price of $11.50 per share; and

•	up to 6,000,000 shares of Common Stock that may be issuable as Earnout Shares.

Also excluded are 2,120,849 shares of Common Stock that were issued from April 9, 2024 to April 12, 2024 pursuant to the ATM Agreement. In addition, the foregoing does not include up to $47.5 million of our Common Stock available for sale as of April 15, 2024 pursuant to the ATM Agreement.

To the extent shares have been issued after December 31, 2023 or are issued under these outstanding options or private warrants at exercise prices lower than the price of our Common Stock and accompanying common warrant sold in this offering, you will incur further dilution.

DESCRIPTION OF WARRANTS

Pre-Funded Warrants

Form. The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, which we will file as an exhibit to a Current Report on Form 8-K.

Term. The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercise Price. The exercise price per whole share of our Common Stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of Common Stock. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability. The pre-funded warrants are exercisable at any time on or after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of the Common Stock on the exercise date.

Exercise Limitations. We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Trading Market. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or other nationally recognized trading system.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the pre-funded warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of the capital stock of the Company, or any person or group becoming the beneficial owner of 50% of the voting power of the capital stock of the Company, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same amount and kind of securities, cash or property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. In the event a holder does not exercise its pre-funded warrants in connection with a fundamental transaction, such holder’s pre-funded warrants will be deemed exercised in full pursuant to the “cashless exercise” mechanism described above upon the consummation of such transaction.

Common Warrants

Form. The common warrants will be issued as individual warrant agreements to the investors. You should review the form of common warrant, which we will file as an exhibit to a Current Report on Form 8-K.

Term. The common warrants will expire on the five-year anniversary of the date of issuance.

Exercise Price. The common warrants offered hereby will have an exercise price of $1.00 per share of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the common warrants are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock.

Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitations. We may not effect the exercise of any common warrant, and a holder will not be entitled to exercise any portion of any common warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares outstanding immediately after giving effect to the exercise. However, any holder of a common warrant may increase or decrease such percentage upon at least 61 days’ prior written notice from the holder to us, provided that such percentage in no event exceeds 9.99%.

Cashless Exercise. If, at the time a holder exercises its common warrants a registration statement registering the issuance of the shares of Common Stock underlying such common warrants under the Securities Act is not then effective or available for the issuance of such shares of Common Stock, or the prospectus contained therein is not available for the issuance of such shares of Common Stock, then in lieu of making the cash payment to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the common warrant.

Transferability. Subject to applicable laws, the common warrants may be offered for sale, sold, transferred or assigned without our consent.

Trading Market. There is no established trading market for any of the common warrants, and we do not expect a market to develop. We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or other nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of our Common Stock, the holders of common warrants do not have the rights or privileges of the holders of our Common Stock, including any voting rights, until such common warrant holders exercise their common warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% or more of the outstanding voting power of the equity of the Company, the holders of the common warrants will be entitled to receive, upon exercise of the common warrants, the same amount and kind of securities, cash or property that such holders would have received had they exercised the common warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the common warrants. In the event of a change of control that is approved by the Company’s board of directors, the holders of the common warrants shall be entitled to receive from the Company or any successor entity, as of the date of consummation of the change of control the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the common warrants) of the unexercised portion of the common warrant, that is being offered and paid to the holders of our shares of Common Stock of the Company in connection with the change of control, whether that consideration be in the form of cash, shares, or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the change of control.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock, pre-funded warrants or common warrants acquired in this offering. For purposes of this discussion, the term “U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our Common Stock, pre-funded warrants or common warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of Common Stock, pre-funded warrants or common warrants that is not a U.S. holder or a partnership or other pass-through entity for U.S. federal income tax purposes.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes or persons who hold their shares of our Common Stock, pre-funded warrants or common warrants through partnerships or such other pass-through entities or arrangements. A partner in a partnership or other pass-through entity that will hold our Common Stock, pre-funded warrants or common warrants should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of our Common Stock, pre-funded warrants or common warrants through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS will not challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each holder holds shares of our Common Stock, pre-funded warrants or common warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address any aspects of any other U.S. federal tax laws, such as estate and gift tax laws, or any applicable U.S. state, local or non-U.S. taxes, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

•	banks, financial institutions, investment funds;

•	brokers or dealers in securities;

•	tax-exempt organizations and governmental organizations;

•	pension plans, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons deemed to sell our Common Stock or pre-funded warrants under the constructive sale provisions of the Code;

•

persons that hold our Common Stock or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

•	insurance companies;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that hold our Common Stock or pre-funded warrants that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	non-U.S. governments; and

•	certain U.S. expatriates and former citizens or former long-term residents of the United States.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS.

Allocation of Purchase Price to Common Stock, Pre-Funded Warrants and Common Warrants

For U.S. federal income tax purposes, a holder must allocate the purchase price of the common warrants and Common Stock or pre-funded warrants, as applicable, between the common warrants and Common Stock or pre-funded warrants, as applicable, in proportion to their relative fair market values at the time of purchase. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Common Stock or pre-funded warrant, as applicable, and the common warrant. A holder’s allocation of the purchase price among the common warrants and Common Stock or pre-funded warrants, as applicable, is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price among the common warrant and Common Stock or pre-funded warrants, as applicable.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of Common Stock as described below. Accordingly, upon exercise, no gain or loss should be recognized and the holding period of a pre-funded warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of Common Stock received upon exercise increased by the exercise price of $0.0001 per share. Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire shares of our Common Stock. In that case, the amount and character of a holder’s gain with respect to an investment in pre-funded warrants pursuant to this offering could be materially different than the discussion set forth below. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a common warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a common warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the common warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our Common Stock acquired on exercise of the common warrant will begin on the date of exercise of the warrant (or possibly, the day after), and will not include any period for which the U.S. holder held the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of common warrants into our Common Stock. The U.S. federal income tax treatment of a cashless exercise of common warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a common warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of common warrants, including with respect to their holding period and tax basis in the shares of Common Stock acquired on the exercise of common warrants.

The lapse or expiration of a common warrant will be treated as if the U.S. holder sold or exchanged the common warrant and recognized a loss in an amount equal to the U.S. holder’s tax basis in the common warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the common warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Common Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of Common Stock issued on the exercise of the common warrants, or an adjustment to (or failure to adjust) the exercise price of the common warrants, may be treated as a constructive distribution to a U.S. holder of the common warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of common warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Common Stock after the issuance of the common warrants, then we may make a corresponding distribution to a warrant holder. The taxation of a distribution received with respect to a common warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions on Common Stock and Pre-Funded Warrants”. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common warrants.

Distributions on Common Stock and Pre-Funded Warrants

If we make distributions in respect of our Common Stock or pre-funded warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to the holder’s tax basis in the Common Stock or pre-funded warrants (and will reduce the U.S. holder’s basis in the Common Stock or pre-funded warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale, exchange or other taxable disposition of our Common Stock, pre-funded warrants or common warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock, pre-funded warrants or common warrants, as applicable. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock, pre-funded warrants or common warrants, as applicable, exceeds one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our Common Stock, pre-funded warrants or common warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on the Common Stock, pre-funded warrants or common warrants and to the proceeds of a sale or other disposition of Common Stock, pre-funded warrants or common warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient from backup withholding, such as C corporations and certain tax-exempt organizations. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Warrants

In general, a Non-U.S. holder will not be subject to U.S. federal income tax on the exercise of the common warrants into shares of Common Stock. The U.S. federal income tax treatment of a cashless exercise of common warrants into our Common Stock is unclear. A Non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of our common warrants.

The expiration or lapse of a common warrant will be treated as if the Non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. holder’s tax basis in the common warrant. However, a Non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of a common warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Common Warrants

As described under “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on the Common Warrants”, an adjustment to the common warrants could result in a constructive distribution to a Non-U.S. holder, which would be treated as described under “—Tax Considerations Applicable to Non-U.S. Holders—Distributions on our Common Stock or Pre-Funded Warrants” below, and the tax treatment of a distribution on a common warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common warrants.

Distributions on our Common Stock or Pre-Funded Warrants

If we make distributions in respect of our Common Stock or pre-funded warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to the holder’s tax basis in the Common Stock or pre-funded warrants (and will reduce the non-U.S. holder’s basis in the Common Stock or pre-funded warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants.” Any distributions will also be subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Except as described below, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our Common Stock or pre-funded warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of our Common Stock and pre-funded warrants, including the possible imposition of the branch profits tax.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other disposition of our Common Stock, pre-funded warrants or common warrants unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “—Tax Considerations Applicable to Non-U.S. Holders —Distributions on our Common Stock or Pre-Funded Warrants” may also apply;

•

the non-U.S. holder is a non-resident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock. Special rules may apply to a holder of a pre-funded warrant or common warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to pre-funded warrants or common warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our Common Stock, pre-funded warrants or common warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to distributions on our Common Stock or pre-funded warrants. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8), or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions on Common Stock or Pre-Funded Warrants,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock, pre-funded warrants or common warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Common Stock, pre-funded warrants or common warrants if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles), the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our Common Stock, pre-funded warrants or common warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, pre-funded warrants or common warrants, withholding on payments of gross proceeds is not required under proposed U.S. Treasury Regulations. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Common Stock, pre-funded warrants or common warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock, pre-funded warrants or common warrants and the entities through which they hold our Common Stock, pre-funded warrants or common warrants.

The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock, pre-funded warrants or common warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Leerink Partners LLC is acting as sole bookrunning manager and sole underwriter for this offering. Subject to the terms and conditions set forth in the underwriting agreement between us and Leerink Partners LLC, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 6,000,000 shares of Common Stock, pre-funded warrants to purchase 16,000,000 shares of Common Stock, and accompanying common warrants to purchase 22,000,000 shares of Common Stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the securities sold under the underwriting agreement if any of the securities are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the securities, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriter has advised us that it proposes to offer the shares of our Common Stock, pre-funded warrants and accompanying common warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.027 per share and accompanying common warrant or $0.027 per pre-funded warrant and accompanying common warrant.

After the offering of the securities, the public offering price, concession or any other term of this offering may be changed by the underwriter.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$0.750	$0.7499	$16,498,400
Underwriting discounts and commissions	$0.045	$0.0450	$990,000
Proceeds, before expenses, to us	$0.705	$0.7049	$15,508,400

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $600,000, including $250,000 in financial advisory fees. We have agreed to reimburse the underwriter for up to $100,000 for certain expenses related to this offering. We also have agreed to reimburse the underwriter for up to $15,000 for its FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

No Sales of Similar Securities

We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, for 90 days after the date of the underwriting agreement without first obtaining the written consent of Leerink Partners LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any Common Stock;

•	sell any option or contract to purchase any Common Stock;

•	purchase any option or contract to sell any Common Stock;

•	grant any option, right or warrant for the sale of any Common Stock;

•	otherwise dispose of or transfer any Common Stock;

•	request or demand that we file a registration statement related to the Common Stock; or

•

enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lock-up provisions apply to Common Stock and to securities convertible into or exchangeable or exercisable for Common Stock. They also apply to Common Stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “VINC.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the underwriter may engage in transactions that stabilize the price of the Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. Because we have not granted the underwriter an option to purchase additional shares, the underwriter must close out any short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriter in the open market prior to the closing of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriter may also engage in passive market making transactions in our Common Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Common Stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter has engaged in and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which it may in the future receive customary fees, commissions and expenses.

We have entered into a Sales Agreement, dated March 29, 2024, with Leerink Partners LLC, as Sales Agent, under which we may issue and sell shares of our Common Stock having an aggregate gross sale price of up to $50,000,000 through the Sales Agent, in an “at the market offering” as defined in Rule 415 under the Securities Act.

In addition, in the ordinary course of its business activities, the underwriter may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Leerink Partners is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Vincerx Pharma, Inc. as of and for the periods ended December 31, 2023 and 2022 incorporated by reference herein, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is www.sec.gov. The information on the SEC’s web site is not part of this prospectus supplement or the accompanying prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Current Report on Form 8-K filed with the SEC on January 16, 2024, March 29, 2024, April 8, 2024, April 25, 2024 and April 26, 2024; and

•

the description of our securities set forth in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, together with any amendment or report filed for the purposes of updating this description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306, telephone (650) 800-6676. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262239

PROSPECTUS

$150,000,000

Vincerx Pharma, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer and sell these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VINC.” On January 27, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.77 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2022

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus to the “Company,” “Vincerx Pharma,” “Vincerx,” “we,” “us” and “our” refer to Vincerx Pharma, Inc. (f/k/a Vincera Pharma, Inc. f/k/a LifeSci Acquisition Corp.) and its consolidated subsidiaries. References to “LSAC” refer to our predecessor company prior to the consummation of the business combination with VNRX Corp. (f/k/a Vincera Pharma, Inc.), a Delaware corporation, prior to the closing of the business combination, or Vincera Pharma.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus. See “Where You Can Find More Information.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

VINCERX PHARMA, INC.

We are a clinical-stage biopharmaceutical company focused on leveraging our development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Our current pipeline is entirely derived from a license agreement, dated October 7, 2020, by and between our company and Bayer Aktiengesellschaft and Bayer Intellectual Property GmbH, or the Bayer License Agreement, pursuant to which we have been granted an exclusive, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates. We intend to use these product candidates to treat various cancers in a patient-specific, targeted approach. We believe that these product candidates are differentiated from current programs targeting similar cancer biology, and, if approved, may improve clinical outcomes of patients with cancer.

Our company was originally known as LifeSci Acquisition Corp. On December 23, 2020, LSAC consummated a business combination with Vincera Pharma, Inc. LSAC was incorporated in the State of Delaware in December 2018 as a special purpose acquisition company. In December 2020, its wholly-owned subsidiary merged with and into Vincera Pharma, with Vincera Pharma surviving the merger as a wholly-owned subsidiary of LSAC. In connection with the business combination, we changed our name to Vincera Pharma, Inc., and subsequently to Vincerx Pharma, Inc. Our principal executive offices are located at 260 Sheridan Avenue, Suite 400, Palo Alto, California 94306. Our telephone number is (650) 800-6676. Our website address is www.vincerx.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “project,” “forecast,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “seeks,” “scheduled,” or “will,” and similar expressions are intended to identify forward-looking statements, and include but are not limited to:

•	our future financial and business performance;

•	strategic plans for our business and product candidates;

•	our ability to develop or commercialize products;

•	the expected results and timing of clinical trials and nonclinical studies;

•	our ability to comply with the Bayer License Agreement;

•	developments and projections relating to our competitors and industry;

•	our expectations regarding our ability to obtain, develop and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to retain key scientific or management personnel;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act;

•	our future capital requirements and the timing of those requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our business, expansion plans and opportunities; and

•	changes in applicable laws or regulations.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	risks associated with preclinical or clinical development and trials, including those conducted prior to our in-licensing;

•	risks related to the rollout of our business and the timing of expected business milestones;

•	changes in the assumptions underlying our expectations regarding our future business or business model;

•	our ability to develop, manufacture and commercialize product candidates;

•	general economic, financial, legal, political and business conditions and changes in domestic and foreign markets;

•	changes in applicable laws or regulations;

•	the impact of natural disasters, including climate change, and the impact of health epidemics, including the COVID-19 pandemic, on our business;

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	market acceptance of our planned products;

•	our ability to raise capital;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties set forth in this prospectus in the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Vincerx Pharma, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•

the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where and the manner in which principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•

modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our restated certificate of incorporation, or Certificate of Incorporation, and our amended and restated bylaws, or Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our Certificate of Incorporation and our Bylaws for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 120,000,000 shares of common stock, $0.0001 par value per share, and 30,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of December 31, 2021, there were 21,057,560 shares of common stock and no shares of preferred stock outstanding. As of December 31, 2021, there were 24 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other nominees on behalf of stockholders, the number of record holders is not indicative of the total number of stockholders represented by these stockholders of record. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

As of December 31, 2021, 3,490,046 shares of common stock were reserved for issuance under our 2020 Incentive Plan and 163,515 shares of common stock were reserved for issuance under our 2021 Employee Stock Purchase Plan.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock and subject to that certain voting and support agreement, dated December 23, 2020, or the Voting Agreement, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of any preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Pursuant to the Voting Agreement, our board of directors consists of nine members, with the stockholders of Vincera Pharma immediately prior to the closing of the business combination having the right to designate seven members and LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders having the right to designate two members.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Vincerx or the removal of existing management.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or our Secretary, at the request of our Chairman or the Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. To be timely under our Bylaws, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior the anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders. Our Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. Our board of directors is authorized to issue, without stockholder approval, blank-check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by the board of directors. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. Our Certificate of Incorporation also requires the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a ‘‘business combination’’ includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the ‘‘interested stockholder’’ and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. Certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Our Certificate of Incorporation provides that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Certificate of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

Outstanding Private Warrants

As of December 31, 2021, there were 3,295,000 private warrants to purchase common stock outstanding held by two holders of record, and no public warrants, which were redeemed in April 2021.

Each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share and such private warrants will be exercisable for cash or on a cashless basis, at the holder’s option (except with respect to 500,000 of the private warrants held by Rosedale Park, LLC and 500,000 of the private warrants held by LifeSci Holdings LLC, which were amended to remove the cashless exercise provision), and will not be redeemable by us (except with respect to 500,000 of the private warrants held by Rosedale Park, LLC and 500,000 of the private warrants held by LifeSci Holdings LLC, which were amended to include a redemption provision substantially identical to that of the public warrants; provided, however, that such redemption rights may not be exercised during the first 12 months following the closing of the business combination unless the last sales price of our common stock has been equal to or greater than $20.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given), in each case so long as they are still held by the initial purchasers or their affiliates.

The private warrants purchased by Rosedale Park, LLC will expire on March 5, 2025, provided that once the private warrants are no longer beneficially owned by Chardan Capital Markets, LLC or any of its related persons, the private warrants may not be exercised five years following the completion of our initial business combination.

The exercise price and number of shares of common stock issuable on exercise of the private warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the private warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The private warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of private warrants being exercised. The private warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their private warrants and receive shares of common stock. After the issuance of common stock upon exercise of the private warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No private warrant will be exercisable for cash and we will not be obligated to issue shares of our common stock unless at the time a holder seeks to exercise such private warrant, a prospectus relating to the shares of common stock issuable upon exercise of the private warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement dated March 5, 2020 between LSAC and Continental Stock Transfer & Trust Company, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the private warrants until the expiration of the private warrants. If we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the private warrants, holders will be unable to cash exercise their private warrants and we will not be required to cash settle any such warrant exercise.

Private warrant holders may elect to be subject to a restriction on the exercise of their private warrants such that an electing warrant holder would not be able to exercise their private warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of our outstanding common stock.

No fractional shares will be issued upon exercise of the private warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

As described above, in connection with the business combination:

•

$500,000 of the promissory notes issued by LSAC to LifeSci Investments, LLC in the aggregate principal amount of $1,000,000 was converted into private warrants to purchase shares of common stock at a conversion price of $0.50 per private warrant, issued to LifeSci Holdings LLC.

•

500,000 of the private warrants held by Rosedale Park, LLC and 500,000 of the private warrants held by LifeSci Holdings LLC were amended to remove the cashless exercise provision and include a redemption provision substantially identical to that of the public warrants; provided, however, that such redemption rights may not be exercised during the first 12 months following the closing of the business combination unless the last sales price of common stock has been equal to or greater than $20.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

Warrants Issuable

The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.

We may issue additional warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the specific number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The financial statements of Vincerx Pharma, Inc. as of December 31, 2020 and December 31, 2019, for the year ended December 31, 2020 and for the period from March 1, 2019 (inception) through December 31, 2019 that have been incorporated by reference into this prospectus and the registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.vincerx.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 17, 2021, April 5, 2021, April 20, 2021, May 5, 2021, May 13, 2021 and September 16, 2021; and

•

the description of our common stock set forth in Exhibit 4.6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, together with any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, California 94306, telephone (650) 800-6676. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Vincerx Pharma, Inc.

6,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 16,000,000 of Shares of

Common Stock

Warrants to Purchase up to 22,000,000 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners

April 25, 2024